SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 26, 2012

RGC RESOURCES, INC.

(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E. Roanoke, Virginia		24016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 26, 2012, the Board of Directors of RGC Resources, Inc., (the “Company”) approved the appointment of John S. D’Orazio as President and CEO of Roanoke Gas Company, a subsidiary of the Company, effective October 1, 2012. The Board of Directors also appointed Carl J. Shockley, Jr. as Vice President, Operations, of Roanoke Gas Company, effective October 1, 2012. All other officers of the Company and subsidiaries remain in their current positions, except that John B. Williamson, III, Chairman, President and CEO, has been replaced by Mr. D’Orazio as President and CEO of Roanoke Gas Company. Mr. Williamson will continue as Chairman of Roanoke Gas Company and as Chairman, President and CEO of the Company. The appointment of Mr. D’Orazio as President and CEO of Roanoke Gas Company, the Company’s largest and primary subsidiary will reduce Mr. Williamson’s operational duties and work schedule to part-time as part of the Board of Directors’ senior management succession leadership transition planning process. It is expected that Mr. Williamson’s part-time schedule will allow him to oversee the operations of the parent Company and consult with Mr. D’Orazio during the leadership transition period, currently expected to last until February 2014. It is currently anticipated that Mr. Williamson will continue in a part-time role as a senior advisor and Chairman beyond February 2014.

Mr. D’Orazio has been Vice President and Chief Operating Officer for Roanoke Gas Company since 2003 and has held a variety of management positions with Roanoke Gas Company and other subsidiaries of the Company since 1993. Mr. D’Orazio has a degree in engineering from Virginia Tech and has 30 years of natural gas industry experience including having worked at Baltimore Gas and Electric and Virginia Natural Gas prior to joining Roanoke Gas Company in 1993. Mr. Shockley has held a number of management positions with Roanoke Gas Company and other subsidiaries of the Company since 1996. Mr. Shockley has a degree in engineering from Bluefield State College.

The Board of Directors established the annualized salary levels of Mr. Williamson, Mr. D’Orazio and Mr. Shockley at $250,000, $225,000, and $117,000, respectively. These officers are eligible to participate in existing performance incentive compensation plans as described in the Company’s annual proxy statement, with the exception that Mr. Williamson, as a result of part-time status, is no longer eligible to participate in the Company’s Key Employee Stock Option Plan.

All executive officers of the Company are subject to annual appointments or reappointments by the Board of Directors.

No officers currently have family relationships with any employee or director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

Date: September 27, 2012	By:	/s/ John B. Williamson, III

John B. Williamson, III
Chairman, President and CEO